Exhibit 32.1

Certification of the Principal Executive Officer and Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q of Weststar Financial Services Corporation (the "Registrant”) for the quarter ended June 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Registrant on the dates and for the periods presented therein.

WESTSTAR FINANCIAL SERVICES CORPORATION

Date: August 23, 2010	By:	/s/ Randall C. Hall

Randall C. Hall
Interim President and Chief Executive Officer, Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)